EXHIBIT 23












INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-100269 of General Motors Corporation on Form S-8 of our report dated June 5, 2003, appearing in this Annual Report on Form 11-K of the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP
Detroit, Michigan


June 26, 2003
















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